Exhibit 99.2

(b)(i)  Pro Forma Financial Information

INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
DECEMBER 31, 2002
(Amounts in thousands)

	Historical Company	Historical CVR	CVR Acquisition Adjustments		Pro Forma Combined
ASSETS
CURRENT ASSETS:
Cash and cash equivalents			$3,100	(1)
	$11,037	$—	306	(2)	$14,443
Trade accounts receivables, net	41,971	6,721	1,099	(2)	49,791
Other current assets	6,785	2,962	86	(2)	9,833
Total current assets	59,793	9,683	4,591		74,067

PROPERTY AND EQUIPMENT, net			(2,000	)(1)
	208,254	10,035	3,096	(2)	219,385
INVESTMENTS IN PARTNERSHIPS	2,365	206	(206	)(2)	2,365
OTHER ASSETS	19,563	98	12	(2)	19,673
GOODWILL AND OTHER INTANGIBLE ASSETS, net	234,028	17,889	10,398	(1)	262,315
	$524,003	$37,911	$15,891		$577,805

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current portion of notes payable and capital lease obligations			$768	(2)
	$7,087	$1,032	(1,800	)(1)	$7,087
Accounts payable and other accrued expenses	29,901	3,204	598	(2)	33,703
Total current liabilities	36,988	4,236	(434)		40,790

LONG-TERM LIABILITIES:
Notes payable and capital leases obligations, less current portion			2,691	(2)
	392,645	1,660	45,649	(1)	442,645
Other long-term liabilities	3,954	31,868	(31,868	)(1)	3,954
Total long-term liabilities	396,599	33,528	16,472		446,599

STOCKHOLDERS’ EQUITY:
Common stock	5	—	—		5
Additional paid-in capital	87,586	—	—		87,586
Accumulated other comprehensive income	(584)	—	—		(584)
Retained earnings			336	(2)
	3,409	147	(483	)(1)	3,409
Total stockholders’ equity	90,416	147	(147)		90,416
	$524,003	$37,911	$15,891		$577,805

NOTES TO PRO FORMA COMBINED CONDENSED BALANCE SHEET (Unaudited)

On April 2, 2003, InSight Health Corp., a wholly owned subsidiary of InSight Health Services Holdings Corp. (the Company), acquired thirteen (13) diagnostic imaging centers located in Southern California (The Central Valley Region (CVR)) owned by the Comprehensive Medical Imaging subsidiaries of Cardinal Health Inc.  The unaudited pro forma combined condensed balance sheet is based on the historical balance sheet as of December 31, 2002 and is presented as if the acquisition had been consummated on that date.

The unaudited pro forma combined condensed balance sheet as of December 31, 2002 reflects the following pro forma adjustments:

(1)               To record the acquisition of CVR for $46,900, which includes $39,000 paid to the seller and the assumption of debt and transaction costs of $7,900.  The Company borrowed $50,000 from its $75,000 delayed-draw term loan facility to fund the acquisition; the remaining $3,100 will be used for anticipated capital expenditures.  As a result of the acquisition, the Company has recorded goodwill and other intangible assets of $28,287.  The Company has not yet completed an allocation of the purchase price between goodwill and other intangible assets.

(2)               To consolidate three CVR joint ventures in which the Company purchased a 100% interest and remove investments in unconsolidated partnerships.

(b)(ii)  Pro Forma Financial Information

INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED JUNE 30, 2002
(Amounts in thousands)

	Historical Company (1)	Historical CVR	CVR Acquisition Adjustments		Pro Forma Combined

REVENUES	$219,085	$23,079	$4,441	(3)	$246,605

COSTS OF OPERATIONS:
Costs of services	113,065	13,149	2,792	(3)	129,006
Provision for doubtful accounts	3,895	1,361	194	(3)	5,450
Equipment leases	8,026	265	—		8,291
Depreciation and amortization	36,285	3,000	942	(3)	40,227
Total costs of operations	161,271	17,775	3,928		182,974

Gross profit	57,814	5,304	513		63,631

CORPORATE OPERATING EXPENSES	10,889	3,587	—		14,476

Income from company operations	46,925	1,717	513		49,155

EQUITY IN EARNINGS OF UNCONSOLIDATED PARTNERSHIPS	819	148	(148	)(3)	819

ACQUISITION RELATED COMPENSATION CHARGE	(15,616)	—	—		(15,616)

Operating income	32,128	1,865	365		34,358

INTEREST EXPENSE, net			2,750	(2)
			247	(3)
	38,867	1,265	(1,512	)(4)	41,617

Income (loss) before income taxes	(6,739)	600	(1,120)		(7,259)

PROVISION (BENEFIT) FOR INCOME TAXES	(2,100)	(17)	17	(5)	(2,100)

Net income (loss)	$(4,639)	$617	$(1,137)		$(5,159)

NOTES TO PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS  (Unaudited)

The unaudited pro forma combined condensed statement of operations is based on the historical statement of operations for the year ended June 30, 2002 and is presented as if the acquisition had been consummated on July 1, 2001.

The pro forma combined condensed statement of operations for the year ended June 30, 2002 reflects the following acquisition adjustments:

(1)               The historical Company information includes the results of operations of the Company for the year ended June 30, 2002 and the results of operations of InSight Health Services Corp. (the predecessor company) for the period from July 1, 2001 to October 17, 2001.

(2)               To record interest expense for acquisition financing.

(3)               To consolidate three CVR joint ventures in which the Company purchased a 100% interest.

(4)               To eliminate CVR interest expense resulting from the Company paying off all debt at the acquisition.

(5)               To eliminate CVR tax benefit.

(b)(iii)  Pro Forma Financial Information

INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED DECEMBER 31, 2002
(Amounts in thousands)

	Historical Company	Historical CVR	CVR Acquisition Adjustments		Pro Forma Combined

REVENUES	$116,921	$10,945	$3,198	(2)	$131,064

COSTS OF OPERATIONS:
Costs of services	60,020	6,970	1,731	(2)	68,721
Provision for doubtful accounts	2,070	716	115	(2)	2,901
Equipment leases	544	72	—		616
Depreciation and amortization			(642	)(4)
	24,278	1,427	481	(2)	25,544
Total costs of operations	86,912	9,185	1,685		97,782

Gross profit	30,009	1,760	1,513		33,282

CORPORATE OPERATING EXPENSES	6,321	2,214	—		8,535

Income (loss) from company operations	23,688	(454)	1,513		24,747

EQUITY IN EARNINGS OF UNCONSOLIDATED PARTNERSHIPS	715	406	(406	)(2)	715

Operating income (loss)	24,403	(48)	1,107		25,462

INTEREST EXPENSE, net			1,375	(1)
			141	(2)
	18,736	458	(599	)(3)	20,111

Income (loss) before income taxes	5,667	(506)	190		5,351

PROVISION (BENEFIT) FOR INCOME TAXES	2,267	(143)	16	(5)	2,140

Net income (loss)	$3,400	$(363)	$174		$3,211

NOTES TO PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS  (Unaudited)

The unaudited pro forma combined condensed statement of operations is based on the historical statement of operations for the six months ended December 31, 2002 and is presented as if the acquisition had been consummated on July 1, 2002.

The pro forma combined condensed statement of operations for the six months ended December 31, 2002 reflects the following acquisition adjustments:

(1)     To record interest expense for acquisition financing.

(2)               To consolidate three CVR joint ventures in which the Company purchased a 100% interest.

(3)               To eliminate CVR interest expense resulting from the Company paying off all debt at the acquisition.

(4)               To eliminate CVR goodwill amortization.

(5)               To record the estimated tax effect on the above entries using an effective rate of 40%.